                                                                                                                                                                                           Exhibit 10.16

EXTREME NETWORKS, INC.

NOTICE OF GRANT OF PERFORMANCE STOCK UNITS

(For U.S. Participants)

Extreme Networks, Inc. (the “Company”) has granted to the Participant an award (the “Award”) of certain units pursuant to the Extreme Networks, Inc. 2013 Equity Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) share of Stock, as follows:

Participant:	%%FIRST_NAME%-% %%LAST_NAME%-%	Employee ID:	%%EMPLOYEE_IDENTIFIER%-%

Date of Grant:	%%OPTION_DATE%-%

Total Number of Units:	%%TOTAL_SHARES_GRANTED%-%, subject to adjustment as provided by the Performance Stock Units Agreement.

Settlement Date:	Except as provided by the Performance Stock Units Agreement, the date on which a Unit becomes a Vested Unit.

Eligible Units:

The Total Number of Units will become Eligible Units on the thirtieth (30th) trading day of the period, if any, in which the following Price Hurdle is satisfied (the “Eligibility Date”).  The Price Hurdle will be satisfied if the closing price of the Company’s common stock, as reported on the NASDAQ Stock Market equals or exceeds $3.50 per share for a period of thirty (30) consecutive trading days at any point during the period beginning August 15, 2015 and ending February 15, 2017.

If the Price Hurdle has not be satisfied on or before February 15, 2017, the Award shall automatically terminate and cease to be outstanding without payment of compensation to the Participant.

Vested Units:

Except as provided in the Performance Stock Units Agreement and provided that the Participant’s Service has not terminated prior to the applicable date, Eligible Units shall become Vested Units as follows:

	Vesting Date Eligibility Date %%VEST_DATE_PERIOD2%-% [8/15/2017] %%VEST_DATE_PERIOD3%-%% [8/15/2018]	Number of Units Vesting %%SHARES_PERIOD1%-% [1/3] %%SHARES_PERIOD2%-% [1/3] %%SHARES_PERIOD3%-% [1/3]

Superseding Agreement:	None

By the Company’s authorized signature below and the Participant’s by electronic acceptance in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Performance Stock Units Agreement and the Plan, both of which are made a part of this document, and by the Superseding Agreement, if any.  The Participant acknowledges that copies of the Plan, the Performance Stock Units Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice.  The Participant represents that the Participant has read and is familiar with the provisions of the Performance Stock Units Agreement and the Plan, and hereby accepts the Award subject to all of their terms and conditions.

EXTREME NETWORKS, INC.
145 Rio Robles
San Jose, California 95134

ATTACHMENTS:	2013 Equity Incentive Plan, as amended to the Date of Grant; Performance Stock Units Agreement and Plan Prospectus